Exhibit 99.1

Agency Contact

Pam Lagano

Lagano & Associates, Inc.

727.480.3082

plagano@laganoassoc.com

For Immediate Release

Aerosonic Reports Third Quarter Results

CLEARWATER, Fla. – December 10, 2007 - Aerosonic Corporation (AMEX: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced that today it filed its quarterly report on Form 10-Q for the quarter ended October 26, 2007, with the United States Securities and Exchange Commission.

	Three Months Ended		Nine Months Ended
	October 26, 2007	October 27, 2006	October 26, 2007	October 27, 2006
Revenues	$ 7,427,000	$ 7,917,000	$ 19,544,000	$23,993,000
Net (loss) income	$ (607,000)	$ 270,000	$ (1,848,000)	$ 776,000
(Loss) Earnings per share
Basic	$ (0.17)	$ 0.08	$ (0.52)	$ 0.21

For the fiscal quarter ended October 26, 2007, the Company reported revenues of approximately $7.4 million, down 6% as compared to revenues of approximately $7.9 million for the fiscal quarter ended October 27, 2006. This decrease compared to last year was primarily  attributed to consolidations of the Wichita, Kansas and Earlysville, Virginia facilities with the Florida location. This decrease was partially offset by the release of deferred revenue related to the F-35 (Joint Strike Fighter) development program.

The Company reported a net loss for the quarter ended October 26, 2007 of approximately $607,000, or ($0.17) basic earnings per share, versus a net profit of approximately $270,000, or $0.08 basic earnings per share for the quarter ended October 27, 2006. This decrease was the result of lower revenue and gross profits driven primarily by the constriction of production capacity during the cross training required by the consolidation of Earlysville, Virginia. During the third quarter, the Company incurred approximately $700,000 of costs related to the planned closure of its Earlysville, Virginia facility, and for the nine months ended October 26, 2007, the Company incurred approximately $1.5 million.

"Fiscal 2008 continues to be a year of strong contrasts in performance. Although our operating results are below objectives, the Company’s backlog remains strong with key products continuing to demonstrate solid growth opportunities. Consolidation expenses are the primary contributor to the Company’s lower revenues and gross profit. The majority of consolidation activities have been completed, but additional costs will be incurred in the fourth quarter in order to position the Company for future profitability. We believe that our investment in this consolidation strategy will result in a lean and efficient company that will benefit stockholders and customers. New products and a robust aviation market are presenting key growth opportunities for Aerosonic. Our goal in taking these bold steps is to improve our operational and financial performance, allowing us to capture and build upon those opportunities well into the future,” commented Mark Perkins, Interim President and CEO.

Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products. Locations of the Company include Clearwater, Florida and Earlysville, Virginia. For additional information, visit the Company’s website at www.aerosonic.com.

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company's operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments involving operations of the Company's business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.